Exhibit 99.1

IC MARKETING, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2002, 2001 AND 2000

IC MARKETING, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2002, 2001 AND 2000

C O N T E N T S

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders

IC Marketing, Inc.

We have audited the balance sheets of IC Marketing, Inc., as of December 31, 2002, 2001 and 2000, and the related statements of operations, shareholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IC Marketing, Inc., as of December 31, 2002, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Pohl, McNabola, Berg & Co., LLP

Pohl, McNabola, Berg & Company LLP

San Francisco, CA

July 3, 2003

IC MARKETING, INC.

BALANCE SHEETS

DECEMBER 31, 2002, 2001 AND 2000

	2002	2001	2000
ASSETS
Current assets
Cash and cash equivalents	$522,379	$69,269	$807,545
Accounts receivable—trade	175,012	107,651	44,593
Advances to related party	207,280	280,000	—
Mail processing costs, net of amortization	779,970	4,117,406	1,374,024
Customer mail list costs, net of amortization	1,942,291	1,126,002	713,284

Total current assets	3,626,932	5,700,328	2,939,446

Property and equipment, net	1,151	1,534	—

Total assets	$3,628,083	$5,701,862	$2,939,446

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,748,899	$2,239,703	$—
Deferred revenue	1,839,998	1,690,590	1,057,846

Total current liabilities	3,588,897	3,930,293	1,057,846

Stockholders’ equity
Common stock, no par value, 2,500 shares authorized; 1000 shares issued and outstanding	6,824	6,824	6,824
Retained earnings	32,362	1,764,745	1,874,776

Total stockholders’ equity	39,186	1,771,569	1,881,600

Total liabilities and stockholders’ equity	$3,628,083	$5,701,862	$2,939,446

The accompanying notes are an integral part of these financial statements.

IC MARKETING, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

	2002	2001	2000
Revenues
Subscription sales	$18,633,187	$13,728,198	$7,849,224

Gross Revenues	18,633,187	13,728,198	7,849,224

Cost of sales
Amortization of mail processing costs	9,397,388	5,747,970	4,847,040
Amortization of customer mailing list costs	1,640,072	1,209,837	493,707
Cost of sales—other	—	—	21,372

Total Cost of Sales	11,037,460	6,957,807	5,362,119

Gross Profit	7,595,727	6,770,391	2,487,105
Operating expenses
Purchased infrastructure services	1,836,936	1,277,435	387,717
General & administrative	33,931	291,749	474,983

Total Operating Expenses	1,870,867	1,569,184	862,700

Income from operations	5,724,860	5,201,207	1,624,405

Other income
Interest income	35,481	44,637	6,638
Miscellaneous income (expense)—net	—	100	(5,823)

Total other income	35,481	44,737	815

Income before income taxes	5,760,341	5,245,944	1,625,220
Provision for income taxes	—	—	—

Net Income	$5,760,341	$5,245,944	$1,625,220

The accompanying notes are an integral part of these financial statements.

IC MARKETING, INC.

STATEMENTS OF SHAREHOLDER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

	Common Stock		Retained Earnings	Total
	Shares	Amount
Balance, December 31, 1999	1,000	$6,824	$1,177,895	$1,184,719
Distribution to shareholder	—	—	(928,339)	(928,339)
Net income	—	—	1,625,220	1,625,220

Balance, December 31, 2000	1,000	6,824	1,874,776	1,881,600

Distribution to shareholder	—	—	(5,355,975)	(5,355,975)
Net income	—	—	5,245,944	5,245,944

Balance, December 31, 2001	1,000	6,824	1,764,745	1,771,569

Distribution to shareholder	—	—	(7,492,724)	(7,492,724)
Net income	—	—	5,760,341	5,760,341

Balance, December 31, 2002	1,000	$6,824	$32,362	$39,186

The accompanying notes are an integral part of these financial statements.

IC MARKETING, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

	2002	2001	2000
Increase (decrease) in cash and cash equivalents:
Net income	$5,760,341	$5,245,944	$1,625,220
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	383	383	—
Amortization of deferred mail list costs	9,397,388	5,747,970	4,847,040
Amortization of deferred mail processing costs	1,640,072	1,209,837	493,707

Total adjustments to net income	16,798,184	12,204,134	6,965,967

Cash flow from operating activities:
Changes in assets and liabilities
(Increase)/decrease in accounts receivable	212,639	(343,058)	(44,593)
(Increase) in deferred mail list costs	(2,456,361)	(1,622,555)	(999,028)
(Increase) in deferred mail processing costs	(6,059,577)	(8,491,350)	(5,114,629)
Increase in deferred revenues	149,408	632,744	1,057,846
Increase/(decrease) in accounts payable and accrued expenses	(490,804)	2,239,703	(239,827)

Cash flow used in operating activities	(8,644,695)	(7,584,516)	(5,340,231)

Cash flows from investing activities
Purchase of office equipment	—	(1,917)	—

Cash flows used in investing activities	—	(1,917)	—

Cash flow from financing activities:
Advances to shareholder	(207,280)	—	—
Advances from shareholder	3,903,298	10,226,273	9,856,597
Shareholder’s distributions and payments on advances	(11,396,397)	(15,582,250)	(10,784,936)

Net cash used in financing activities	(7,700,379)	(5,355,977)	(928,339)

Net increase (decrease) in cash and cash equivalents	453,110	(738,276)	697,397

Cash and cash equivalents at beginning of year	69,269	807,545	110,148

Cash and cash equivalents at end of year	$522,379	$69,269	$807,545

Supplemental Disclosures:
Cash paid for interest	$—	$—	$—

Cash paid for income taxes	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

IC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002, 2001 AND 2000

1.	Summary of Significant Accounting Policies

This summary of significant accounting policies of IC Marketing, Inc., a Nevada corporation (“ICM” or “the Company”), is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the US and have been consistently applied in the preparation of the financial statements.

Organization and line of business

The Company was formed in 1997 and is a technology-driven direct marketing company that specializes in executing targeted, interactive sales campaigns utilizing multiple direct marketing channels, including direct mail and inbound telesales. ICM sells magazine subscription packages through these channels. ICM utilizes its proprietary database management and profiling technology to augment and continually update its database of over 20 million consumers.

ICM outsources direct mail advertising operations to independent mailhouses for the printing, mailing and distribution of magazine subscription solicitations. ICM sources lists of potential magazine buyers from traditional list brokers and supplies these lists to the mailhouses that are contracted to advertise magazine subscription sales through direct mail solicitations.

ICM outsources most of its operating activity including the processing of magazine orders and customer service functions to a related party via a purchased service and consulting agreement.

On June 1, 2003, the Company was acquired by Raybor Management Inc. (“Raybor”), a diversified holding company.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates include unamortized mail processing costs and unamortized customer mail list costs. Actual results could differ from those estimates.

IC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002, 2001 AND 2000

1.	Summary of Significant Accounting Policies (continued)

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Cash and cash equivalents

For purpose of the statements of cash flows, cash equivalents include amounts invested in a money market account with a financial institution. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market.

Concentration of cash

The Company at times maintains cash balances in excess of the federally insured limit of $100,000 per institution. There were uninsured balances of $422,379, none and $707,545 as of December 31, 2002, 2001 and 2000, respectively.

Revenue recognition

Revenues derived from originating magazine subscriptions are recognized when the Company has received payment from the customer and the corresponding remittance to the magazine publisher or clearinghouse has been made by the Company. Revenues are shown net of amounts remitted to publishers for magazine subscriptions.

Magazine revenues are reflected net of cancellation and collection reserves as well amounts due to publishers. Such cancellation and collection reserves are based upon ICM’s historical cancellation and collection experience.

IC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002, 2001 AND 2000

1.	Summary of Significant Accounting Policies (continued)

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Expenditures for major additions and improvements are capitalized, and minor maintenance, repairs and replacements are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the respective assets using the straight-line method for financial statement purposes. The estimated useful life of computer equipment is 5 years. The Company uses other depreciation methods (generally accepted) for tax purposes where appropriate.

Direct response advertising

The Company capitalizes and amortizes the production costs of direct-response advertising over its expected period of future benefits. There are no other advertising expenses.

Direct-response advertising consists primarily of direct mail solicitations that include order coupons for the Company’s magazines. The capitalized costs of the advertising are amortized over the 4-month period following the mailing date based on historical direct mail response patterns.

Acquisition costs—customer mail list

Customer mail list represents the deferred cost of mail list purchases. The customer list is being amortized based on an accelerated method over the approximate life of the mail list purchases, which has been assumed to be 24 months, based on historical experience. This method amortizes cost at the rate of 78% in the first year, and 22% of the then residual in the second year.

Infrastructure Services

The Company has an agreement with American Consumer Publishing Association, Inc. (“ACPA”), a related party that is wholly owned by the sole shareholder of ICM, to provide data processing services for customer orders, management and consulting assistance including legal, accounting, information technology, customer service (call center), human resources and general operations including: processing of customer payments, follow-up on delinquent accounts, and customer service such as assistance with renewals, change of address requests, refunds and cancellations, and all other customer support.

IC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002, 2001 AND 2000

1.	Summary of Significant Accounting Policies (continued)

Accounts Receivable—Trade

Accounts receivable are typically unsecured. The Company has customers who choose to pay for their subscriptions in two installments.

Deferred revenue

The Company recognizes revenues as earned when the subscription remittance is made to the magazine publisher for amounts received for subscriptions. Amounts received in advance of the corresponding remittance to the magazine publisher are recorded as a liability under “Deferred revenue.”

Income taxes

Prior to its acquisition by Raybor Management Inc. in June 2003, the Company, with the consent of its stockholder, has elected under the Internal Revenue Code to be taxed as an S Corporation. The stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its stockholders.

Fair value of financial instruments

The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company’s financial instruments, including cash and cash equivalents, accounts payable, and accrued liabilities, the carrying amounts approximate fair value due to their short maturities.

Adoption of SFAS-133, “Accounting for Derivative Instruments and Hedging Activities”

The Company has adopted Financial Accounting Standards Board Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities”, which requires that all derivative instruments be recorded on the balance sheet at fair value. The Company is currently not engaged in hedging activities, nor does it have any derivative instruments, thus there is no impact on the current periods financial statements

IC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002, 2001 AND 2000

1.	Summary of Significant Accounting Policies (continued)

Comprehensive income (loss)

Comprehensive income consists of net income and other gains and losses affecting shareholder’s equity that, under generally accepted accounting principles, are excluded from net income in accordance with Statement on Financial Accounting Standards No. 130, “Reporting Comprehensive Income.” The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS No. 130 and therefore, for the years ended December 31, 2002, 2001 and 2000, comprehensive income (loss) is equivalent to the Company’s reported net income (loss).

Business risks and uncertainties

The Company operates in the field of magazine subscription sales. The Company’s success is dependent upon having access to clearinghouses and magazine publishers for the remittance of its subscription sales.

The Company is dependent upon ACPA, a related party that provides all of the operating infrastructure needed to operate the Company.

Recent accounting pronouncements

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 141 (“SFAS 141”), “Business Combinations,” which supercedes Accounting Principles Board (“APB”) Opinion No. 16, “Business Combinations.” SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001, and eliminates the pooling-of-interests method. In addition, SFAS 141 establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain. The provisions of SFAS 141 are required to be adopted July 1, 2001. The adoption of SFAS 141 does not change the method of accounting used in previous business combinations. The Company has not concluded any business combinations, therefore the adoption of this statement did not have any impact on the Company’s financial condition or results from operations.

In July 2001, the FASB also issued Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets,” which is effective for fiscal years beginning after December 15, 2001. Certain provisions shall also be applied to acquisitions initiated subsequent to June 30, 2001. SFAS 142 supercedes APB Opinion No. 17, “Intangible Assets,” and requires, among other things, the discontinuance of amortization related to goodwill and indefinite-lived intangible assets. These assets will then be subject to an impairment test at least annually. In addition, the standard includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles and reclassification of certain intangibles out of previously reported goodwill. The adoption of this statement did not have any impact on the Company’s financial condition or results from operations.

IC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002, 2001 AND 2000

1.	Summary of Significant Accounting Policies (continued)

Recent accounting pronouncements (continued)

In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires liability recognition for obligations associated with the retirement of tangible long-lived asset and the associated asset retirement costs. The Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002 with earlier application encouraged. The implementation of SFAS No. 143 did not have an affect on the Company’s results of operations or financial position.

In August 2001, the FASB issued SFAFS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of”, in that it removes goodwill from its impairment scope and allows for different approaches in cash flow estimation. However, SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for (a) recognition and measurement of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of. SFAS No. 144 also supersedes the business segment concept in APB opinion No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions,” in that it permits presentation of a component of an entity, whether classified as held for sale or disposed of, as a discontinued operation. However, SFAS No. 144 retains the requirement of APB Opinion No. 30 to report discontinued operations separately from continuing operations. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001 with earlier application encouraged. The Company adopted the provisions of SFAFS No. 144 effective January 1, 2002, which did not have an affect on the Company’s results of operations or financial position.

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 (“SFAS 145”), “Rescission of FASB Statements Nos. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” SFAS 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect.

The Company adopted SFAS 145 in the fourth quarter of fiscal 2002. The adoption of SFAS 145 did not have any impact on the Company’s results of operations or financial position.

In December 2002, the FASB issued SFAS No.148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” This statement amends SFAS No.123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. The Company does not have any stock options or warrants.

IC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002, 2001 AND 2000

2.	Direct-Response Advertising

During 2002, 2001 and 2000, the Company capitalized direct-response advertising costs of $6,059,596, $8,491,351 and $5,114,630, respectively. The unamortized portion of direct response advertising are reflected in “unamortized mail processing costs” in the accompanying Balance Sheets.

Amortized direct-response advertising expense was $9,397,388, $5,747,970 and $4,847,040 in 2002, 2001 and 2000, respectively for amounts related to capitalized direct-response advertising costs.

3.	Customer Mail List

During 2002, 2001 and 2000, the Company capitalized mail list purchases of $2,456,361, $1,622,555 and $999,028, respectively. The unamortized portion of mail list purchases are reflected in “unamortized mail list costs” in the accompanying Balance Sheets.

Amortized mail list expense was $1,640,071, $1,209,837, $493,707 in 2002, 2001 and 2000, respectively for amounts related to certain capitalized direct-response advertising costs.

4.	Property and Equipment

Property and equipment consisted of the following at December 31:

	2002	2001	2000
Computer equipment	$1,917	$1,917	$—
Less accumulated depreciation	(766)	(383)	—

Total	$1,151	$1,534	$—

Depreciation expense for the years ended December 31, 2002 and 2001 was $383 and $383, respectively.

5.	Concentrations

All purchases of magazine subscriptions for the years ended December 31, 2002, 2001 and 2000 were made from 2 major fulfillment houses. Fulfillment houses act as a clearing agent for publishers of magazines.

IC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002, 2001 AND 2000

6.	Related Party Transactions

American Consumer Publishing Association, Inc.

In 2001, the Company entered into a consulting and purchased services agreement with American Consumer Publishing Association, Inc., (“ACPA”), a related party, to provide operating support and services in the administration and processing of subscription sales. Prior to the Company’s acquisition by Raybor Management Inc. in June 2003, ACPA was wholly owned and controlled by Dennis L. Simpson, the Company’s sole shareholder and President. ACPA operates a call center that provides customer service and does telemarketing to generate ICM’s magazine subscription revenues. In addition, ACPA processes subscription receipts from customers, refund payments to customers and remittance payments to clearinghouses and magazine publishers. Under the terms of the agreement, the Company pays a fee to ACPA for various corporate support staff, administrative services and other services as well as reimbursement for refunds and remittances to clearinghouses. Such expenses totaled $7,109,025 and $4,073,302 in 2002, and 2001, respectively.

The Company purchased mail list and mail processing services from ACPA, which were capitalized and amortized as deferred costs on the balance sheet. The capitalized cost of these deferred pass-through services were $627,694 and $289,355 in 2002 and 2001, respectively.

The Company recorded a liability to ACPA of $297,499 and $63,579 as of December 31, 2002 and 2001, respectively.

RJS Group, Inc.

The Company had a consulting and purchased services agreement with RJS Group, Inc. during 2001 and 2000, a related party, to provide operating support and services in the administration and processing of subscription sales. Under the terms of the agreement, the Company pays a fee to RJS Group, Inc. for various corporate support staff, administrative services and other services. Such fees totaled $1,066,038 and $2,950,157, respectively. RJS is owned by Jeffrey D. Hoyal, who is the President and a Director and shareholder of Raybor Management Inc.

Advances to Shareholder

The Company made non-interest bearing advances to Dennis L. Simpson, the Company’s then-sole shareholder. The total amount of advances at December 31, 2002 were $207,280.

Advances to Officer

The Company advanced $280,000 to Jeffrey D. Hoyal, a related party, in 2001. This advance was repaid in 2002. Mr. Hoyal is the President and a Director and shareholder of Raybor Management Inc.

IC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002, 2001 AND 2000

6.	Related Party Transactions (continued)

Other related party transactions

Other related party transactions for 2001 are summarized below:

Related by Common Ownership
Indian Motorcycle Company	Purchase of mail lists	$60,000
Preferred Insurance & Management Group	Purchase of mail lists	$60,000
Hoyal and Associates	Consulting services	$34,735
Hoyal Farm Transportation Company	Purchase of mail lists	$110,000

Related by Common Family Ownership
Reed and Associates	Legal services	$11,239

In 2001, Noreen Ackermann, a greater than 5% shareholder of Raybor Management Inc., provided consulting services totaling $29,700.

In 2000, Reed and Associates, a related party, provided legal services to the Company for $8,999.

7.	Legal Matters

The Company is involved in various legal proceedings that arose in the ordinary course of business. In the opinion of management, the ultimate liability, if any, of the Company from all such proceedings will not have a material adverse effect upon the financial position or results of operations of the Company.

8.	Accounts Receivable—Trade

Accounts receivable amounted to $175,012, $107,651 and $44,593 at December 31, 2002, 2001 and 2000, respectively.

Management has evaluated the collectibility of trade accounts receivable and estimates that all accounts were collectible at December 31, 2002.

IC MARKETING, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2002, 2001 AND 2000

9.	Subsequent Events

On June 1, 2003, Raybor Management Inc. (Raybor), a Delaware corporation and a diversified holding company, acquired all of the issued and outstanding shares of capital stock of the Company and three other privately-held corporations in exchange for the issuance of shares of Raybor’s common stock. These other corporations are American Consumer Publishing Association, Inc., an Oregon corporation (“ACPA”) controlled by Dennis L. Simpson, a shareholder of Raybor, Freedom Financial, Inc., an Oregon corporation (“FF”) wholly-owned by Jeffrey D. Hoyal, a shareholder of Raybor, and Back 2 Backs, Inc., an Oregon corporation (“B2B”), all of the outstanding shares of which were held by four shareholders, including Mr. Simpson and Mr. Hoyal. ICM and ACPA are in the magazine subscription business. FF is in the business of providing account receivable and equipment lease financing and other financial advisory services to third parties. B2B is in the business of operating medical clinics for the treatment of lower back disorders through a new technology called spinal decompression.

Raybor issued additional shares of its common stock to the shareholders of B2B, ACPA, FF and the Company in exchange for all of the outstanding shares of capital stock of such entities. As a result, these entities became wholly-owned subsidiaries of Raybor.

As of July 2003, the Company executed an agreement with a Mr. Simpson, majority shareholder of Raybor, whereby Mr. Simpson advanced the Company $3,424,701. These short-term borrowings bear an interest rate of 10% per annum and mature within one year. As of August 11, 2003, the Company has repaid to Mr. Simpson $2,735,865.

Sale of Common Stock

On May 16, 2003, the Company issued 295 shares of its common for the purchase of a customer list, which has an estimated value of $60,180.